UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2025

KARMAN HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42520	85-2660232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5351 Argosy Avenue, Huntington Beach, CA 92649

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 898-9951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 12, 2025, Karman Holdings Inc. (the “Company”) priced the initial public offering (the “IPO”) of its common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $22.00 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-284382), as amended (the “Registration Statement”). On February 12, 2025, in connection with the pricing of the IPO, the Company, the persons named in Schedule II thereto (the “Selling Stockholders”) and Citigroup Global Markets Inc. and Evercore Group L.L.C., as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell 8,421,053 shares of its Common Stock, and the Selling Stockholders agreed to offer and sell 14,578,947 shares of their Common Stock, in each case at the IPO Price. The Underwriters were granted a 30-day option to purchase up to an additional 3,450,000 shares of Common Stock from certain of the Selling Stockholders, which was fully exercised on February 13, 2025. The IPO closed and the shares were delivered on February 14, 2025.

Under the terms of the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock during the 180 day period commencing from February 12, 2025, without the prior written consent of the Underwriters. The Company and the Selling Stockholders made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as exhibit 1.1 hereto and incorporated herein by reference.

Indemnification Agreements

The information set forth in Item 5.03 is incorporated by reference herein.

The Company has entered into indemnification agreements with each of its directors and officers (collectively, the “Indemnitees” and, the “Indemnification Agreements”). The Indemnification Agreements provide for certain indemnification in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company on the terms and subject to the conditions set forth therein.

The Indemnification Agreements are substantially the same as the form filed as Exhibit 10.7 to the Registration Statement. Please see the description of the Indemnification Agreements in the section titled “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” in the Company’s Registration Statement, which description is incorporated herein by reference.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, the form of which was filed as Exhibit 10.7 to the Company’s Registration Statement and is incorporated herein by reference.

Stock Incentive Plan

On February 12, 2025, the board of directors of the Company adopted the Karman Holdings Inc. 2025 Stock Incentive Plan (the “2025 Plan”), which was approved by the Company’s stockholders on February 12, 2025. The purpose of the 2025 Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates (as defined in the 2025 Plan) and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The 2025 Plan authorizes the award of stock-based incentives to

Eligible Persons (as defined in the 2025 Plan) to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value. No awards were granted under the 2025 Plan prior to its approval by the Company’s stockholders.

Please see the description of the 2025 Plan in the section titled “Executive Compensation—2025 Stock Incentive Plan” in the Company’s Registration Statement, which description is incorporated herein by reference.

The foregoing description of the 2025 Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2025 Plan, a copy of which was filed as an exhibit to the Registration Statement on Form S-8, filed with the SEC on February 13, 2025 and incorporated herein by reference.

Item 3.03.	Material Modification to the Rights of Securityholders.

The information set forth in Item 5.03 is incorporated by reference herein.

On February 12, 2025, the Company and TCFIII Spaceco SPV LP (“Trive Capital”) entered into a Stockholders Agreement (the “Stockholders Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”). The Stockholders Agreement and Registration Rights Agreement are substantially the same as the forms filed as exhibits to the Registration Statement. Please see the description of the Stockholders Agreement in the section titled “Certain Relationships and Related Party Transactions—Stockholders Agreement” and the description of the Registration Rights Agreement in the section titled “Certain Relationships and Related Party Transactions—Registration Rights Agreement” in the Company’s Registration Statement, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Stockholders Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stockholders Agreement and Registration Rights Agreement, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 under the heading “Stock Incentive Plan” is incorporated by reference herein.

On February 12, 2025, consistent with the plan of conversion previously filed with the Company’s Registration Statement (the “Plan of Conversion”), in connection with the conversion from a Delaware limited liability company to a Delaware corporation, all then-serving members of the Board of Managers of the Company were removed as managers, other than David Stinnett and, immediately thereafter upon effectiveness of the IPO, each of Matthew Alty, John Hamilton, Tony Koblinski, Brian Raduenz and Stephen Twitty were appointed to the Board of Directors of the Company (the “Board”). David Stinnett continues to serve as a director of the Company. Matthew Alty has been named to the Nominating and Governance Committee; John Hamilton has been named to the Audit, Compensation, and Nominating and Governance Committees; Brian Raduenz has been named to the Audit and Compensation Committees; Stephen Twitty has been named to the Audit Committee; and David Stinnett has been named to the Compensation and Nominating and Governance Committees. Pursuant to the terms of the Stockholders Agreement, each of David Stinnett, John Hamilton, Matthew Alty, Stephen Twitty, and Tony Koblinski are designated Trive Capital nominees.

The foregoing description of the Plan of Conversion is not complete and is subject to and qualified in its entirety by reference to the complete text of the Plan of Conversion, a copy of which is filed as exhibit 2.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2025, the Company filed a Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Company’s Bylaws (the “Bylaws”) became effective on such date. The Certificate of Incorporation and Bylaws are substantially the same as the forms filed as exhibits to the Registration Statement.

Please see the descriptions of the Certificate of Incorporation and the Bylaws in the section titled “Description of Capital Stock” in the Company’s Registration Statement, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01.	Other Events.

Initial Public Offering

On February 12, 2025, the Company announced the pricing of its IPO of 23,000,000 shares of Common Stock at a price to the public of $22.00 per share. The Underwriters were granted a 30-day option to purchase up to an additional 3,450,000 shares of Common Stock from certain of the Selling Stockholders, which was fully exercised on February 13, 2025. The IPO closed and the shares were delivered on February 14, 2025. The net proceeds to the Company from the IPO were approximately $147 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of Common Stock in the IPO by the Selling Stockholders.

In connection with the pricing, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 12, 2025, by and among the Company, the Selling Stockholders and Citigroup Global Markets Inc. and Evercore Group L.L.C., as representatives for the underwriters named therein.

2.1	Plan of Conversion, dated February 12, 2025.

3.1	Certificate of Incorporation of the Company, dated February 12, 2025.

3.2	Bylaws of the Company, effective February 12, 2025.

4.1	Stockholders Agreement, effective February 12, 2025.

4.2	Registration Rights Agreement, effective February 12, 2025.

99.1	Press Release of the Company, dated February 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

Date: February 19, 2025